Exhibit 10.103

                              LICENSE AGREEMENT
                              -----------------

      This License Agreement ("Agreement") effective as of the 24th day of December 2003 (the "Effective Date"), by and among IGI, Inc., a Delaware corporation ("IGI"), having its principal place of business at 105 Lincoln Avenue, Buena, New Jersey 08310, and Michael F. Holick, MD, PhD ("HOLICK"), residing at 31 Bishop Lane, Sudbury, MA 01776, and A&D Bioscience Inc. ("A&D"), a Massachusetts corporation wholly owned by Holick, with its principal place of at 31 Bishop Lane, Sudbury, MA 01176.

                                 WITNESSETH
                                 ----------

      WHEREAS, HOLICK represents and warrants that he is the sole owner, free and clear of any and all liens, encumbrances, claims or other impairments, of and to all rights, title and interest in and to certain intellectual property and inventions (as described in the patents and patent applications set forth on Appendix A annexed hereto and made a part of this Agreement), and information, know-how, data, materials, trade secrets and other proprietary information relating to Parathyroid Hormone Related Peptide ("PTH") drugs, formulations, methods, usage and technologies, including but not limited to the PTH technologies developed by HOLICK useful in the treatment of psoriasis and hair loss (designated herein as the "PTH Technologies");

      WHEREAS, HOLICK and A&D represent and warrant that A&D is the sole owner by assignment of any and all rights, title and interest in and to certain intellectual property and inventions (as described in the patent applications set forth on Appendix B annexed hereto and made a part of this Agreement), and information, know-how, data, materials, trade secrets and other proprietary information relating to glycoside drugs, formulations, methods, usage and technologies, including but not limited to the sugar conjugate platform technology useful for a wide family of drugs (designated herein as the "Glycoside Technologies");

      WHEREAS, A&D further represents and warrants that it is in possession of a valid and biding Assignment executed by all Inventors which by its terms and operation fully and permanently assigns to A&D, free and clear of any and all liens, encumbrances, claims or other impairments, any and all of his rights, title and interest in and to the Glycoside Technologies and each and all of the pending patent applications set forth on Appendix B annexed hereto and made a part of this Agreement; and

      WHEREAS, HOLICK and A&D, respectively, represent and warrant that they have the sole right to grant an exclusive license for the PTH Technologies and the Glycoside Technologies under the terms and conditions set forth herein;

      WHEREAS, IGI states that it is in the business of developing, formulating, producing and manufacturing cosmetics, fragrances, consumer products, and topical dermatological products, and desires to acquire exclusive rights from HOLICK and A&D, respectively, in and to the PTH Technologies and the Glycoside

Technologies, including without limitation the products, and methods and processes for making and using the PTH Technologies and the Glycoside Technologies in the Field, and seeks the right to grant sublicenses of the PTH Technologies and Glycoside Technologies to its Affiliates and to third parties, and to grant its Affiliates and sublicensees the right to grant further sublicenses to third parties; and

      WHEREAS HOLICK and A&D, respectively, are willing to grant such an exclusive license;

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, IGI and HOLICK and A&D agree as follows:

                           ARTICLE I - DEFINITIONS
                           -----------------------

      1.1 Licensed Technology. The term "Licensed Technology" shall mean any and all data, information, technologies, formulations, know-how, processes, techniques, methods, skill, proprietary information, trade secrets, developments, discoveries and inventions, and other proprietary material relating to the PTH Technologies and the Glycoside Technologies, including, but not limited to the improvements on such inventions in the Field, which arise during the course of this Agreement .

      1.2 Licensed Patent Rights. The term "Licensed Patent Rights" shall mean each and all United States and foreign patents and patent applications for any and all patents for the License Technology in the Field, including, without limitation, each and all United States, Foreign and International patents and patent applications set forth on Appendix A and Appendix B annexed hereto and made a part of this Agreement, and all issued divisions, continuations, continuations-in-part, reexaminations, reissues and extensions thereof.

      1.3 Licensed Products. The term "Licensed Products" shall mean any and all products, the development, formulation, manufacture, use, distribution or sale of which is within the scope of the Licensed Patent Rights.

      1.4 Affiliates. The term "Affiliates" shall mean any corporation or other business entity, directly or indirectly, controlling, controlled by or under common control with a party.

      1.5 Territory. The term "Territory" shall mean all countries in the world.

      1.6 Field. The term "Field" means the any and all uses of the PTH Technologies and the Glycoside Technologies, including, but not limited to, the PTH Technologies for cosmetics, consumer products, and topical dermatological products for treating psoriasis and hair loss, and the processes for making the same.

      1.7 Sublicense Agreement. The term "Sublicense Agreement" shall mean a valid and enforceable written agreement fully executed by IGI and a third party pursuant to the terms of which a sublicense is granted by IGI to the third party to make, have made, use and/or sell Licensed Products in the Field using the Licensed Technology covered by a Licensed Patent Rights.

      1.8 Milestone Payment. The term "Milestone Payment" shall mean only to include a payment of a fixed lump sum amount that a third party is required to make to IGI under the terms of a Sublicense Agreement (as defined in Section 1.7 above) upon either on an exact specified future date that is at least one (1) year subsequent to the effective date of the Sublicense Agreement, and/or upon the occurrence or happening of certain specified events or acts contingent to the requiring that such payment be made (e.g., payment of $X due upon receipt of FDA approval for Drug X ), but shall expressly exclude without limitation (i) any and all lump sum payments made or received by IGI upon the execution of a Sublicense Agreement or at any time within one (1) year thereafter, (ii) any and all royalties, commissions or other payments based on a percentage of sales made to or received at any time by IGI under a Sublicense Agreement, (iii) payments to IGI in reimbursement or contribution of fees, expenses, costs or other obligations incurred at any time under a Sublicense Agreement to protect, promote, develop, prosecute, oversee and/or register any of the intellectual property rights related to the development of the Licensed Technology; and (iv) any and all payments made to or received at any time by IGI as consideration for or otherwise attributed to any tangible or intangible property, assets, goods, intellectual property or other rights of any kind acquired, licensed, assigned, leased, sold or otherwise transferred by IGI to the third party as part or incident to a Sublicense Agreement.

                             ARTICLE II - GRANT
                             ------------------

      2.1 Exclusive License. HOLICK and A&D, respectively, hereby grant to IGI an exclusive license for a term of the longer of twenty (20) years or the life of each and all patents for the Licensed Technology in the Field, including, without limitation, the patents and patent applications set forth on Appendix A and Appendix B annexed hereto and made a part of this Agreement, with the right to grant sublicenses, as well as the right of its sublicensees to grant further sublicenses, to make, have made, use, distribute and sell Licensed Products in the Field using the Licensed Technology covered by the Licensed Patent Rights throughout the Territory.

                     ARTICLE III - PAYMENTS AND OPTIONS
                     ----------------------------------

      3.1 Payments. In consideration of the exclusive license granted to IGI hereunder, HOLICK shall receive payments from IGI, as follows:

            i. Non-refundable advance payment of $50,000 was received by HOLICK from IGI upon execution of the Memorandum of Agreement on September 26, 2003;

            ii. Within five (5) days of the execution of a Sublicense Agreement IGI shall make payment to HOLICK in the amount of $236,000; provided, however, nothing contained in this Agreement shall require IGI to sublicense to a third party any of its rights acquired hereunder to any of the Licensed Technology covered by the Licensed Patent Rights, and IGI shall have no obligation to make payment to HOLICK in the foregoing sum of

                  $236,000 or any other amount if for any reason whatsoever IGI does not grant a sublicense to a third party and/or enter into a Sublicense Agreement.

      3.2   Options.  As additional consideration hereunder, within thirty
(30) days of the execution of this Agreement, IGI shall grant to HOLICK options to purchase up to but not exceeding a total of 300,000 shares of IGI Common Stock in accordance with and to the extent authorized under the terms
and conditions of the Company's stock options plans.   To the extent
permitted by the Company's stock options plans, the options granted to HOLICK under this Section 3.2 shall vest at the earliest of the following: (a) 300,000 options upon the execution of a Sublicense Agreement relating to the PTH Technologies, (b) 300,000 options one year after the date of grant, or
(c) 100,000 options each year after the date of grant during which and provided Dr. Holick remains an employee of IGI.

      3.3 Right to Terminate As to PTH Technologies. If following 180 days from the Effective Date of this Agreement set forth above, IGI has not either
(a) entered into or executed a Sublicense Agreement relating to the PTH Technologies, or (b) otherwise raised sufficient capital to provide the necessary financial resources to fund the Phase I of the NDS ("New Drug Study") Human Clinical Trial for Alopecia, HOLICK shall have the right upon ten (10) business days written notice to IGI to terminate this Agreement as it relates to the PTH Technologies revoking all rights granted hereunder thereto; PROVIDED, HOWEVER, that no such termination under this Section 3.3 shall be effective unless and until HOLICK returns to IGI in full (i) any and all payments received by HOLICK under Section 3.1 of this Agreement, (ii) any and all unexercised options received by HOLICK from IGI under Section 3.2 of this Agreement, and (iii) any and all other amounts paid or incurred by IGI under Sections 5.1 and/or 5.2 of this Agreement.

      3.4 Right to Terminate As to Glycoside Technologies. If following 90 days from the Effective Date of this Agreement set forth above, IGI has not entered into or executed a Sublicense Agreement relating to the Glycoside Technologies, A&D shall have the right upon ten (10) business days written notice to IGI to terminate this Agreement as to only the Glycoside Technologies revoking all rights granted hereunder thereto.

               ARTICLE IV --  SUBLICENSE AND ROYALTY PAYMENTS
               ----------------------------------------------

      4.1 Sublicense Milestone Payments. In the event IGI grants a third party a sublicense to make, have made, use and sell Licensed Products in the Field using the Licensed Technology covered by a Licensed Patent Right, IGI shall subject to its right to reimbursement under Section 4.6 of this

Agreement pay to HOLICK and/or A&D, as the case may be relative to the Licensed Technology at issue, 50% of the gross amount of any Milestone Payments received by IGI from a third party as consideration for the sublicense rights granted to such third party under a Sublicense Agreement, less (i) 50% of any and all transactional fees and expenses incurred by IGI relating thereto, including attorney fees, brokerage commissions, finder fees, bonuses and awards to IGI personnel responsible for consummation of the transaction, accounting fees, filing fees, search fees and other professional service fees; (ii) any and all taxes; (iii) any and all liabilities and other obligations assumed by IGI under the terms of the agreement granting the sublicense; (iv) any and all amounts paid by IGI to HOLICK under Section 3.1 of this Agreement as of the date of the Milestone Payment at issue which have not already been otherwise recovered by IGI under this Agreement as of such date; (v) any and all amounts equal to the value of the unexercised options received by HOLICK under Section 3.2 of this Agreement as of the date of the Milestone Payment at issue which has not already been otherwise recovered by IGI under this Agreement as of such date; (vi) any and all costs, fees and other expenses made, paid, assumed or incurred by IGI under Sections 5.1 and/or 5.2 or any other provision of this Agreement as of the date of the Milestone Payment at issue which has not already been otherwise recovered by IGI under this Agreement as of such date; and (vii) any and all amounts of the Milestone Payment received by IGI as consideration for or otherwise attributed to any and all tangible or intangible property, assets, goods, intellectual property or other rights of any kind acquired, licensed, assigned, leased, sold or otherwise transferred by IGI to the third party as part of or incident to the transaction and/or agreement that granted the sublicense rights at issue.

      4.2 Sublicense Royalty Payments. Subject to IGI's right to reimbursement under Section 4.6 of this Agreement, IGI shall pay HOLICK and/or A&D, as the case may be relative to the License Product sale at issue, as annual royalties of 50% on the Net Sales Amount received by IGI on the sale of Licensed Products to sublicensees from the Effective Date hereof until the expiration of the Licensed Patent Right used to make such Licensed Product, with no further payments of any kind be being due to HOLICK and/or A&D, as the case may be relative to the License Product sale at issue, after the date thereof. For the purpose of this Agreement, "Net Sales Amount" shall mean the gross amounts received by IGI from the sale of Licensed Products to a sublicensee, less the aggregate of the following amounts: (i) discounts, including cash discounts, off-invoice allowances or rebates actually allowed or granted, provided that IGI does not receive any payments or consideration for such discounts, (ii) credits or allowances actually granted by IGI upon claims or returns; (iii) freight, insurance and transportation charges; (iv) all sales taxes, excise taxes and other taxes or duties; and
(v) additional delivery charges for "cash-on-delivery" orders. Sales are considered made for the purposes of this Agreement when invoiced by IGI to sublicensee.

      4.3 Books and Records. IGI shall, and shall maintain complete and accurate records of sales of all Licensed Products to sublicensees and all royalty payments due to HOLICK and/or A&D hereunder, and IGI shall deliver to HOLICK and/or A&D, as the case may be, within forty-five (45) days after the close of each calendar year, a true and accurate written report, certified as true and correct by an officer of IGI, setting forth the gross dollar amounts received by IGI for the sales of Licensed Products to sublicensees; the calculation of the Net Sales Amount; and the computation of the royalties to be paid to HOLICK and/or A&D, as the case may be relative to the License Product sale at issue, by IGI for such period. Simultaneously with providing the report required in this Section 4.3, IGI shall pay to HOLICK an/or A&D, as the case may be, the entire amount of royalties due to HOLICK and/or A&D, as the case may be, for the calendar year on account of which such report is made and submitted.

      4.4 Right to Audit. HOLICK and A&D shall have the right, at his own expense, to request an audit of any annual period ending not more than two
(2) years prior to the date of such request, and to appoint an independent accountant to perform such audit. The independent accountant appointed by HOLICK and/or A&D shall have access to the business records of IGI which are necessary or appropriate to verify the royalties payable to HOLICK and/or A&D, as the case may be, pursuant to this Agreement. The independent accountant shall keep confidential all information received from IGI, except for information necessary for disclosure to HOLICK and/or A&D, as the case may be, to report on the accuracy of IGI's reports. In the event that a deficiency of ten percent (10%) or more is discovered between the actual royalty payment due to HOLICK and/or A&D, as the case may be, and the amount of the royalty payment specified in the written report submitted by IGI to HOLICK and/or A&D pursuant to Section 4.3, IGI shall bear the costs of the audit conducted by HOLICK and/or A&D, as the case may be.

      4.5 Payment by Check. All payments of royalties and other amounts due to HOLICK and/or A&D pursuant to any of the provisions of this Agreement shall be made to HOLICK and/or A&D, as the case may be, by check to the address set forth under Section 10.1 herein or other addressed to which IGI as been notified in accordance with the terms of Section 10.1.

      4.6   IGI's Right to Reimbursement    It is expressly understood and
agreed by the parties hereto that neither HOLICK nor A&D shall not receive payment from IGI for any amount whatsoever under Sections 4.1 and/or 4.2 unless and until such time that IGI has recovered in full by, through or resulting from operations, transactions or other business opportunities relating to the Licensed Technology covered by the Licensed Patent Rights (i) any and all amounts paid by IGI to HOLICK under Section 3.1 of this Agreement, (ii) an amount equal to the value any and all options received by HOLICK from IGI under Section 3.2 of this Agreement, and (iii) any and all amounts paid or incurred by HOLICK and/or A&D, as the case may be, under Sections 5.1 and/or
5.2 of this Agreement.

                        ARTICLE V - COMMERCIALIZATION
                        -----------------------------

      5.1 Development and Oversight Expenses. IGI shall be responsible for any and all costs, fees and expense for the prosecution and oversight of any intellectual property rights related to the development of the Licensed Technology on a going forward basis, such obligations shall include, but are not limited to, payment by IGI within thirty (30) days of the execution this Agreement for the amount of the actual costs and expenses incurred by HOLICK the case may be, from January 1, 2003 until the Effective Date of this Agreement for prosecuting the patents and patent application set fort on Appendix A annexed hereto and made a part of this Agreement, as follows: (a) $27,039.00 to Sterne, Kessler, Goldstein & Fox; and (b) $458.74 to Clark & Elbing, LLP.

      5.2 Government Approvals. IGI (and its sublicensees) shall be responsible for all government approvals of Licensed Products, and the rights in and to said data and any governmental approvals obtained thereof shall be the property of IGI (or sublicensees as the case may be).

      5.3 Right to Manufacture. IGI (together with its sublicensees) shall have the exclusive right to manufacture, and sublicense for manufacture, Licensed Products in the Field pursuant to the grant under Section 2.1 above and otherwise under this Agreement.

      5.4 Manufacturing Know-How. To assist IGI (and its sublicensees) in achieving the aims of Section 5.3, HOLICK and A&D will supply all of the manufacturing know-how in his possession or available to him for development and/or manufacture of Licensed Products in the Field at no cost to IGI. To further assist in development and/or manufacture of Licensed Products, IGI (and its sublicensees) may send personnel to HOLICK's and/or A&D's offices and/or other facilities at a time convenient for, and with the prior approval of, HOLICK and/or A&D, as the case may be, and HOLICK and A&D shall provide the instruction necessary for developing and manufacturing Licensed Products at no cost to IGI.

      5.5 Advertising and Promotion. IGI (and its sublicensees) shall have the responsibility for the preparation and dissemination of all advertising and promotional materials, including, without limitation, the choosing and use of trade names and trademarks in connection with the Licensed Products and shall pay all costs in connection therewith, and all such trade name and trademarks shall be the sole and exclusion property of IGI.

                            ARTICLE VI - PATENTS
                            --------------------

      6.1 Warranty as to Patent Filings. HOLICK and A&D, respectively, warrant and represent that all of the patent applications covering the Licensed Technology for use in making Licensed Products in the Field have been filed, and that all the patents set forth on Appendix A and Appendix B annexed hereto and made a part of this Agreement have been issued, and that all the patents applications set forth on Appendix A and Appendix B have been filed, and that neither HOLICK nor A&D, respectively, are not aware of any valid patents of third parties which would be infringed by IGI's or its sublicensees', making, using or selling Licensed Products.

      6.2 Warrant as to Patent Ownership. HOLICK and A&D, respectively, as the case may be relative to the technology at issue, represent and warrant that they are the sole owner of and have the full authority to grant to IGI the rights with respect to the Licensed Patent Rights in accordance with this provision of this Agreement. HOLICK and A&D, respectively, further represent and warrant that no written consent or other notice from any third party is necessary or required under any agreement, arrangement, association, understanding or other affiliation between or among ether HOLICK, A&D and/or any third party to grant to IGI the rights with respect to the Licensed Patent Rights hereunder.

      6.3 Infringement Notice. HOLICK, A&D or IGI, as the case may be, shall provide written notice to the other of any infringement known to HOLICK, A&D or IGI of a Licensed Patent Right, and shall supply the other with such details of such infringement as are actually in HOLICK's, A&D's or IGI's possession.

      6.4 Infringement by Others. In the event of any infringement of a Licensed Patent Right in the Field, IGI shall, if consistent with its business interests, institute such proceedings or other actions as it deems advisable to prevent such infringement and shall retain all recovery from any infringer.

      6.5 Infringement Proceedings. If IGI does not institute such proceedings or other actions necessary to prevent such infringement within three (3) months after it learns of such infringement, HOLICK and/or A&D, respectively as the case may be, at their own expense, institute such proceedings as may be appropriate to prevent such infringement. Notwithstanding the foregoing, neither HOLICK, A&D nor IGI has any obligation to institute any proceedings or other actions to prevent infringement of a Licensed Patent Right. However, the party who initiates such proceedings or actions shall be solely entitled to any and all recovery.

      6.6 Infringement of Others' Proprietary Rights. HOLICK and A&D, as the case may be shall, defend, indemnify and hold harmless IGI (and its sublicensees) from and against any and all liabilities, losses, damages, claims, demands, suits, judgments, royalties, actions, causes of action, costs or expenses of any nature whatsoever arising out of any infringement or alleged infringement of the proprietary rights of others by a Licensed Product.

                         ARTICLE VII - IMPROVEMENTS
                         --------------------------

      7.1 Improvements. If at any time during the term of this Agreement HOLICK, A&D or IGI shall make or discover any improvement of the Licensed Products useful in the Field, HOLICK, A&D and IGI, respectively, shall communicate all details in respect thereof to the other party. If HOLICK and/or A&D make such an improvement, IGI (and its sublicensees) shall be entitled to use the same in the Field during the term of this Agreement upon the same terms pursuant to this Agreement neither without payment of any additional compensation nor without paying any increased or decreased royalty in respect thereof. If HOLICK and/or A&D obtain a patent in respect to any such improvement, it shall be included in the Licenses Patent Rights.

      7.2 Joint Inventions. In the event HOLICK and/or A&D and employees of IGI are joint inventors as a result of inventions arising out of the development of Licensed Products, any patent applications filed thereon shall be jointly owned by HOLICK and/or A&D and IGI with IGI having the exclusive right to use in the Field as provided in Section 2.1.

                        ARTICLE VIII- CONFIDENTIALITY
                        -----------------------------

      8.1 Scope of Confidentiality. Except as expressly provided under this Agreement, each party agrees that it shall hold in confidence for the term of this Agreement and for a period of five (5) years thereafter all confidential information disclosed by or acquired from the other pursuant to this Agreement and shall not use such for the benefit of third parties, or disclose such to third parties, without the prior written authorization of the other party; provided, however, that neither party shall be responsible for any inadvertent disclosure of confidential information provided it has exercised the same standard of care as it exercises with respect to its own information and further provided that the parties may, for the purpose of development, testing, registration, exploitation and manufacture of Licensed Products, transmit and disclose such information as is necessary to affiliated company, subsidiaries, subcontractors, representatives, agents and governmental authorities.

      8.2 Exceptions. The foregoing obligation shall not extend to information which (i) at the time of disclosure or acquisition is part of the public knowledge or literature or thereafter becomes part of the public knowledge or literature otherwise than by unauthorized disclosure by the receiving party, or (ii) at the time of disclosure or acquisition was in the receiving party's possession as evidenced by its written records, or (iii) become available to the receiving party from another source not bound to secrecy by the disclosing party with respect to such information, (iv) is disclosed to Affiliates, subsidiaries, subcontractors, representatives, agents and/or governmental authorities as necessary or required for purposes of developing, testing, registration, exploitation and/or manufacture of a Licensed Product, and (v) disclosure as otherwise required by law.

      8.3 Press Releases. Except as otherwise required by law, neither HOLICK, A&D nor IGI shall issue a press release or other public announcement concerning, or otherwise disclosing, the execution and/or the financial terms of this Agreement without the prior specific written consent of the other party. Notwithstanding the foregoing, IGI may in its sole discretion disclose in a press release, to potential licensees, or otherwise, the fact that this Agreement has been executed and entered into on mutually agreeable terms without disclosing the amount of the payments, the royalty rates hereunder or any of the other specific financial terms of this Agreement.

                      ARTICLE IX- TERM AND TERMINATION
                      --------------------------------

      9.1 Term. Subject to HOLICK's right to terminate this Agreement pursuant to Sections 3.3 and A&D's right to terminate this Agreement pursuant to 3.4 above, this Agreement shall begin on the Effective Date set forth herein and continue for the longer of twenty (20) years or the life of the patents for the Licensed Technologies in the Field, including, without limitation, the patents and patent applications set forth on Appendix A and Appendix B annexed hereto and made a part of this Agreement. Upon termination of this Agreement, IGI (and its sublicensees) may thereafter make, use, distribute and sell the Licensed Products in any country without further payment of any royalty or other compensation to HOLICK and/or A&D.

                             ARTICLE X - NOTICES
                             -------------------

      10.1 Any and all notices and other communications under this Agreement shall be given in writing and shall be sent to the addresses set forth below, or at such other address as may be designated in writing hereafter by HOLICK,
A&D  and/or the IGI in accordance with the terms hereof.    If mailed, such
notice, demand or request shall be made by certified or registered mail, and deposited in any post office station or letter-box, enclosed in a postage paid envelope and shall be deemed to have been made on the third (3rd) business day following posting as aforesaid. If commercially sent, the party giving such notice shall use a recognized, overnight commercial courier service and notice shall be deemed to have been made on the day following actual delivery of such notice to the commercial carrier. If sent by facsimile transmission, the party sending the transmission shall send it to the facsimile number, if any, set forth below, or to such other number as a party thereto shall direct by written notice given in accordance with this
Section 6. Delivery shall be deemed to have been made on the day that the facsimile transmission occurred if received prior to 4:00 p.m. on a business day at the place of receipt, otherwise on the following business day.

                  (a)   To HOLICK and/or A&D

                                Dr. Michael F. Holick
                                31 Bishop Lane
                                Sudbury, MA 01776

                  (b)   To the Company

                                Frank Gerardi
                                Chairman & Chief Executive Officer
                                IGI, Inc.
                                105 Lincoln Avenue
                                Buena,  New Jersey  08310

                                Fax No.: (856) 697-2259
                                With a copy to:

                                Diane L. Mulligan, Esq.
                                Edell & Associates, P.C.
                                1776 On the Green - 8th Floor
                                67 Park Place
                                Morristown, New Jersey  07960

                                Fax No.: (973) 605-1812

                     ARTICLE XI - ADDITIONAL PROVISIONS
                     ----------------------------------

      11.1 Assignment. The rights granted under this Agreement shall accrue to HOLICK and A&D, as the case may be, and their respective successors and assigns, and to IGI and its successors and assigns. This Agreement if freely assignable by either party with upon prior written notification of any such assignment to be given to the other party.

      11.2 Warranty of License to Others. HOLICK and A&D, respectively, represent and warrant to IGI that no license or right has been or will be granted during the exclusive term of this Agreement by HOLICK and/or A&D, as the case may be, to any third party to manufacture, use or sell the Licensed Products in the Field, and neither HOLICK, A&D nor any party their respective behalves shall use, manufacture or sell the Licensed Products in the Field.

      11.3 Modification and No Waiver. This License Agreement may be amended, modified, superseded or canceled, and any of the terms and conditions hereof may be modified, only by a written instrument executed by all parties hereto. Failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or considered as a further or continuing waiver of any other provision of this License Agreement.

      11.4 Severability. In the event that any one or more of the agreements, provisions or terms contained herein shall be declared invalid, illegal or unenforceable in any respect, the validity of the remaining agreements, provisions or terms contained herein shall in no way be affected, prejudiced or disturbed thereby.

      11.5 Entire Agreement. This License Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.

      11.6 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.
The parties hereto each expressly submit themselves and consent to the jurisdiction of the state and federal courts of New Jersey with respect to any action that may be commenced relating in any way to this Agreement. The parties hereto each further agree that service of process with respect to any judicial action between the parties relating to this Agreement shall be deemed made when sent via ordinary United States mail to the parties at
addresses set forth above in Section 10.1.   In the event either party is
required to incur legal fees and costs in seeking enforcement of this Agreement, the prevailing party shall be entitled to recover from the other party any and all such legal fees and costs so incurred.

      11.7 Headings. Section headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

      11.8. Interpretation

      (a) All references in this Agreement to the plural shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. The words "hereof", "herein", "hereunder", "this Agreement", "the Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement unless the context otherwise requires. The word "including" when used in this Agreement shall mean "including, without limitation". "And" and "or" as used in this Agreement shall be interpreted conjunctively and shall not be interpreted disjunctively to exclude any information otherwise within the scope thereof.

      (b) Any reference in this Agreement to any corporate and/or other business entity shall include and extend to the benefit of such corporate and/or other business entities' predecessors, successors, subsidiaries, affiliates, assigns and/or any and all of their respective past and present agents, attorneys, representatives, officers, directors, employees, representatives, independent contractors, accountants and shareholders, as if same were named individually herein.

      11.9 Neutral Construction. This Agreement is the product of negotiations between the parties and shall be construed neutrally, without regard to the identity of the party who drew it.

      11.10 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.11 Cooperation of the Parties. The parties hereto each expressly acknowledge and agree to cooperate with each other in order to effectuate this Agreement and the terms hereof, in whole or part, and as such, shall at the reasonable request of either party hereto execute any additional necessary documents, consistent with the terms of this Agreement, to validate, enforce and/or otherwise effectuate the terms hereof.

      11.12 Legal Advice of Counsel. The parties have obtained legal advice concerning this Agreement from attorneys of their own choosing and have not relied on anything the other party or the other party's attorneys have said in deciding to sign this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this License Agreement effective as of the day and year first above written.

IGI, INC.

By: /s/ Frank Gerardi
---------------------
Frank Gerardi
Chairman & CEO


A&D BIOSCIENCE INC.

By: /s/ Michael F. Holick, MD, Ph.D.
------------------------------------
Michael F. Holick, MD, Ph.D.
President


/s/ Michael F. Holick, MD, Ph.D.
--------------------------------
Michael F. Holick, MD, Ph.D
Individually.

                                 APPENDIX A
                                 ----------


I.    United States Issued Patents
      ----------------------------

      Regulation of Cell Proliferation and Differentiation Using Peptides

            U.S. Patent No.     5,527,772
            Appl. No.           281,648
            Inventor:           Michael F. Holick
            Filed:              July 28, 1994
            Date of Patent:     June 18, 1996
            Assignee:           None

      Regulation of Cell Proliferation and Differentiation Using Peptides (Expanded Claims)

            U.S. Patent No.     5,840,690
            Appl. No.:          471,576
            Inventor:           Michael F. Holick
            Filed:              June 6, 1995
            Date of Patent:     November 24, 1998
            Assignee:           None

      Regulation of Cell Proliferation and Differentiation Using Peptides (Expanded Claims)

            U.S. Patent No.     6,066,618
            Appl. No.           09/191,192
            Inventor:           Michael F. Holick
            Filed:              November 13, 1998
            Date of Patent:     May 23, 2000
            Assignee:           None


II.   International issued Patents
      ----------------------------

      JAPAN -

         Title of Invention:                 Regulation of Cell Proliferation
                                             and Differentiation using
                                             Peptides
         Japanese Patent No.                 2802084
         Date of Publication                 September 21, 1998
         Patent Reg. Date                    July 10, 1998
         Number of Claims                    Seven (7)
            Application No.                  509145/88
            Application Date                 October 17, 1998
            Domestic Announcement            No. 505517/91
            Domestic Announcement Date       December 5, 1991
            International Application No.    PCT/US88/03649
            International Publication No.    WO89/03873
            International Publication Date   May 5, 1989
            Inventor:                        Michael F. Holick
            Patentee:                        Michael F. Holick
            Assignee:                        None


      CANADA

         Title Of Invention:                 Regulation of Cell Proliferation
                                             and Differentiation Using
                                             Peptides.
         Canadian Patent No.                 1,326,469
         Date Patent Issued                  January 25, 1994
         Number of Claims:                   Twenty-three (23)
         Inventor                            Michael Holick
         Patentee                            Michael Holick


      EUROPEAN PATENT

         Title Of Invention:                 Regulation of Cell Proliferation
                                             and Differentiation Using
                                             Peptides.
         European Patent No.                 EP 0 415 924 B1
         Date Patent Issued                  May 29, 1996
         Number of Claims:                   Twenty-three (23)
         Inventor                            Michael Holick
         Patentee                            Michael Holick


III.  Pending United States Patent Applications
      -----------------------------------------

      Regulation and Cell Proliferation and Differentiation Using Topically Applied Peptides
            Application No.
            Inventor:           Michael F. Holick
            Filed:              June 22, 2000
            Assignee:           None

      Regulation of Cell Proliferation and Differentiation Using topically Applied Nucleic Acid Molecules
            Application No.     To Be Assigned
            Inventor:           Michael F. Holick
            Filed:
            Date of Patent:
            Assignee:           None

      Use of Parathyroid Hormone Peptide Analogs for the Treatment of Vaginal Atrophy
         PCT International Patent Application
            Application No.
            Inventor:           Michael F. Holick
            Filed:
            Assignee:           None

                                 APPENDIX B
                                 ----------

I.    Pending United States Patent Applications -

      Conjugates Comprising an NSAID and a Sugar and Uses Thereof
            Application No.     60/391,642
            Filing Date:        June 27, 2002
            Inventors:          Michael F. Holick and Halasya Ramanathan
            Assignee:           A&D Bioscience Inc.

      Carboxylic Acid Glycuronides, Glycosamides and Glycosides of Quinolones, Penicillins, Analogs and Uses Thereof
            Application No.     60/365,180
            Filed:              March 19, 2002
            Inventors:          Michael F. Holick and Halasya Ramanathan
            Assignee:           A&D Bioscience Inc.

      Conjugates Comprising Cancer Cell Specific Ligands, A Sugar and Cancer Chemotherapeutic Agents/Boron Neutron Capture Therapy Agents, and Uses Thereof
            Application No.     60/371,674
            Filed:              April 12, 2002
            Inventors:          Michael F. Holick and Halasya Ramanathan
            Assignee:           A&D Bioscience Inc.

      Conjugates Comprising Cancer Cell Specific Ligands, A Sugar and Diagnostic Agents, and Uses Thereof
            Application No.     60/371,672
            Filed:              April 12, 2002
            Inventors:          Michael F. Holick and Halasya Ramanathan
            Assignee:           A&D Bioscience Inc.

      Conjugates Comprising a Central Nervous System-Active Drug Linked to Glucuronic Acid or Glucosamine Through an Amide Bond and Uses Thereof
            Application No.     60/378,333
            Filed:              May 7, 2002
            Inventors:          Michael F. Holick and Halasya Ramanathan
            Assignee:           A&D Bioscience Inc.

      Glycoside and Orthoester Glycoside Derivatives of Apomorphine, Analogs, and Uses Thereof
            Application No.     60/365,454
            Filed:              March 19, 2002
            Inventors:          Michael F. Holick and Halasya Ramanathan
            Assignee:           A&D Bioscience Inc.

      Glycuronamides, Glycosides and Orthoester Glycosides of Fluoxetine, Analogs, and Uses Thererof
            Application No.     60/359,887
            Filed:              February 28, 2002
            Inventors:          Michael F. Holick and Halasya Ramanathan
            Assignee:           A&D Bioscience Inc.



II.   Pending International Patent Applications Under the Paten Cooperation
      ---------------------------------------------------------------------
      Treate (PCT) -
      --------------

      Conjugates Comprising an NSAID and a Sugar and Uses Thereof
            Int'l Application No.         PTC/US2003/020188
            Int'l Filing Date:            June 27, 2003
            Int'l Publication No.         WO 2004/002457 A2
            Int'l Publication Date:       January 8, 2004
            Inventors:                    Michael F. Holick and
                                          Halasya Ramanathan
            Applicant:                    A&D Bioscience Inc.

      Carboxylic Acid Glycuronides, Glycosamides and Glycosides of Quinolones, Penicillins, Analogs and Uses Thereof
            Int'l Application No.         PTC/US03/08260
            Int'l Filing Date:            March 19, 2003
            Int'l Publication No.         WO 03/079980 A2
            Int'l Publication Date:       October 2, 2003
            Inventors:                    Michael F. Holick and
                                          Halasya Ramanathan
            Applicant:                    A&D Bioscience Inc.

      Conjugates Comprising Cancer Cell Specific Ligands, A Sugar and Cancer Chemotherapeutic Agents/Boron Neutron Capture Therapy Agents, and Uses Thereof
            Int'l Application No.         PTC/US03/11374
            Int'l Filing Date             April 14, 2003
            Int'l Publication No.         WO 03/086312 A1
            Int'l Publication Date        October 23, 2003
            Inventors:                    Michael F. Holick and
                                          Halasya Ramanathan
            Applicant:                    A&D Bioscience Inc.

      Conjugates Comprising Cancer Cell Specific Ligands, A Sugar and Diagnostic Agents, and Uses Thereof
            Int'l Application No.         PTC/US03/11372
            Int'l Filing Date             April 14, 2003
            Int'l Publication No.         WO 03/086475 A1
            Int'l Publication Date        October 23, 2003
            Inventors:                    Michael F. Holick and
                                          Halasya Ramanathan
            Applicant:                    A&D Bioscience Inc.

      Conjugates Comprising a Central Nervous System-Active Drug Linked to Glucuronic Acid or Glucosamine Through an Amide Bond and Uses Thereof
            Int'l Application No.         PTC/US03/14050
            Int'l Filing Date             May 7, 2003
            Int'l Publication No.         WO 03/094842 A2
            Int'l Publication Date        November 20, 2003
            Inventors:                    Michael F. Holick and
                                          Halasya Ramanathan
            Applicant:                    A&D Bioscience Inc.

      Glycuronamides, Glycosides and Orthoester Glycosides of Fluoxetine, Analogs, and Uses Thererof
            Int'l Application No.         PTC/US03/06061
            Int'l Filing Date             February 23, 2003
            Int'l Publication No.         WO 03/073988 A2
            Int'l Publication Date        September 12, 2003
            Inventors:                    Michael F. Holick and
                                          Halasya Ramanathan
            Applicant:                    A&D Bioscience Inc.